UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 4, 2011, the Registrant’s subsidiary, DJO, LLC (“DJO”), entered into a Stock Purchase Agreement with Elastic Therapy, Inc. (“ETI”) and its shareholders and completed the purchase of all of the outstanding shares of capital stock of ETI. The purchase price was approximately $45.8 million, based upon estimated amounts of cash, company transaction expenses and net working capital as of the closing date, subject to post-closing adjustment following determination of the actual amount of such estimated amounts. The sum of $4.6 million was withheld from the closing date purchase price and was paid to a third party escrow agent to secure the indemnity obligations of the sellers and certain other obligations.  DJO financed the acquisition with cash on hand and a draw of $35 million on its available revolving line of credit.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement, a copy of which the Registrant intends to file with its Annual Report on Form 10-K for the year ending December 31, 2010

Based in Asheboro, North Carolina, ETI is a designer and manufacturer of private label medical compression therapy products used to treat and prevent a wide range of venous disorders.  Products include anti-embolism stockings, sheer products, surgical weight stockings and a variety of compression socks, all across multiple compression levels.

ITEM 7.01. Regulation FD Disclosure.

On January 5, 2011, the Registrant issued a press release announcing the execution of the Stock Purchase Agreement and the closing of the transaction.  The press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item.

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 99.1	Press Release dated January 5, 2011 announcing DJO’s acquisition of Elastic Therapy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: January 6, 2011
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President, General Counsel
and Secretary